EXECUTION COPY

AMENDMENT NO. 7

TO AMENDED AND RESTATED

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF JANUARY 1, 1998

AND

EFFECTIVE JANUARY 13, 1998

As Amended

FOR

SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST

(“SPDR DJIA Trust”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR DJIA Trust

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

STATE STREET GLOBAL ADVISORS TRUST COMPANY

AS TRUSTEE

DATED AS OF AUGUST 4, 2017

This Amendment No. 7 (the “Amendment Agreement”) dated as of August 4, 2017 between PDR Services LLC, as sponsor (the “Sponsor”), and State Street Global Advisors Trust Company, as trustee (the “Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998 FOR SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST (“SPDR DJIA TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF SPDR DJIA TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”) and the document entitled “TRUST INDENTURE AND AGREEMENT DATED JANUARY 13, 1998 AND EFFECTIVE JANUARY 13, 1998,” as amended (hereinafter the “Trust Indenture” and, together with the Standard Terms, the “Trust Documents”).

WITNESSETH THAT:

WHEREAS, the Sponsor and State Street Bank and Trust Company, the former Trustee, entered into the Standard Terms to facilitate the creation of the SPDR DJIA Trust;

WHEREAS, the U.S. Securities and Exchange Commission adopted amended Rule 15c6-1(a) to shorten by one business day the standard settlement cycle for most broker-dealer securities transactions;

WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below;

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows, effective as of September 5, 2017:

1.	The following sentence in Section 2.03(d) of the Standard Terms:

A Participating Party, pursuant to the Participant Agreement described below, agrees to transfer the requisite Index Securities (or contracts to purchase such Index Securities which are expected to be delivered in a “regular way” manner in three (3) Business Days) and the Cash Component to the Trustee by means of the Clearing Process, together with such additional information as may be required by the Trustee.

is hereby amended such that the reference to “three (3) Business Days” shall be replaced with “two (2) Business Days”.

2.	The following sentence in Section 2.03(e) of the Standard Terms:

In such cases, the DTC Participant shall effectuate the transfer of the requisite Index Securities and the Cash Component to the Trustee directly through DTC on the day on which the order is accepted by the Distributor for Trust Unit delivery to the creating party directly through DTC not later than on the third (3rd) Business Day following the day on which the order is accepted by the Distributor.

is hereby amended such that the reference to “third (3rd) Business Day” shall be replaced with “second (2nd) Business Day”.

3.	The following sentence in Section 3.04(i) of the Standard Terms:

Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the second (2nd) Business Day following the Ex-Dividend Date (the “Record Date”) will be entitled to receive an amount representing dividends accumulated on the Securities through such Ex-Dividend Date, net of fees and expenses, accrued daily for such period.

is hereby amended such that the reference to “second (2nd) Business Day” shall be replaced with “first (1st) Business Day”.

4.	The following sentence in Section 5.02(c) of the Standard Terms:

The Trustee will transfer the cash and securities to the redeeming Beneficial Owner on the third (3rd) NSCC Business Day following the date on which request for redemption is made.

is hereby amended such that the reference to “third (3rd) NSCC Business Day” shall be replaced with “second (2nd) NSCC Business Day”.

5.	Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1)-(4) of this Amendment Agreement are in regard to matters which will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01(a)(i) thereof.

6.	Pursuant to Section 10.01(b) of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

7.	Except as amended hereby, the Standard Terms and any and all amendments thereto, including the document entitled “Standard Terms And Conditions Of Trust Dated As Of January 1, 1998 And Effective January 13, 1998, As Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated As Of November 1, 2004 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated February 14, 2008 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated As Of October 24, 2008 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated As of December 22, 2009 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Bank and Trust Company; and the document entitled “Amendment Dated As of April 12, 2017 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Global Advisors Trust Company now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

8.	All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Trust Documents.

9.	This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:	/s/ Douglas Yones
	Name:	Douglas Yones
	Title:	Senior Director

ATTEST:
TITLE:

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:
Name:
Title:

ATTEST:
TITLE:

Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated As Of October 24, 2008 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated As of December 22, 2009 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Bank and Trust Company; and the document entitled “Amendment Dated As of April 12, 2017 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and State Street Global Advisors Trust Company now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

8.	All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Trust Documents.

9.	This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:
Name:
Title:

ATTEST:
TITLE:

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:	/s/ James Ross
	Name:	James Ross
	Title:	EVP

ATTEST:	/s/ Andrew Robert Walsh
TITLE:

[NOTARY SEAL]
ANDREW ROBERT WALSH
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
October 29, 2021

STATE OF NEW YORK        )

: ss.:

COUNTY OF NEW YORK    )

On the 4th day of August in the year 2017 before me personally came Douglas Yones to me known, who, being by me duly sworn, did depose and say that he is the Senior Director of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.

/s/ Amy Mauro
Notary Public

[NOTARY SEAL]
AMY MAURO
Notary Public, State of New York
No. 01MA6262613
Qualified In Westchester County
Commission Expires May 29, 2020

COMMONWEALTH OF MASSACHUSETTS     )

            :ss.: Boston

COUNTY OF SUFFOLK                                        )

On this 7th day of August in the year 2017, before me personally appeared James Ross , to me known, who, being by me duly sworn, did depose and say that [he] is an Executive Vice President of SSGA Trust Company, the trust company described in and which executed the above instrument; and that [he] signed [his] name thereto by authority of the board of directors of said trust company.

/s/ Andrew Robert Walsh

Notary Public

[NOTARY SEAL]
ANDREW ROBERT WALSH
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
October 29, 2021